Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF SEPTEMBER 30, 2016

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$29,495
Cash equivalents held in trust	2,329
Total investments held in trust	31,824
Cash and cash equivalents	405
Fixed-maturity securities, at fair value	2,979
Accrued investment income	252
Premiums receivable	260
Total assets	$35,720

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$576
Losses payable	10
Unearned premiums	298
Accrued ceding commission expense	25
Other liabilities	134
Total liabilities	1,043
Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained deficit	(35,203)
Total stockholder’s equity	34,677
Total liabilities and stockholder’s equity	$35,720

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED SEPTEMBER 30, 2016

(in thousands)

Revenues:
Premiums earned	$266
Net investment income	13
Total revenues	279
Expenses:
Underwriting expense	30
General and administrative expenses	134
Total expenses	164
Income before federal income taxes	115
Federal income tax benefit	—
Net income	$115